                                                 Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)

Logitech Announces Q4 and Full Fiscal Year 2024 Results
Logitech Returns To Growth With Strong Fourth Quarter;
Company Announces FY 2025 Outlook

LAUSANNE, Switzerland, Apr. 30, 2024 and SAN JOSE, Calif., Apr. 29, 2024 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full Fiscal Year 2024 ended March 31, 2024.

For Q4 Fiscal Year 2024:

•Sales were $1.01 billion, up 5 percent in US dollars and 5 percent in constant currency, compared to Q4 of the prior year.

•GAAP operating income was $130 million, up 235 percent, compared to Q4 of the prior year. Non-GAAP operating income was $159 million, up 93 percent, compared to Q4 of the prior year.

•GAAP earnings per share (EPS) was $1.07, up 312 percent compared to Q4 prior year. Non-GAAP EPS was $0.99, up 98 percent compared to the prior year.

•Cash flow from operations was $239 million, up 10 percent compared to Q4 of the prior year.
For Fiscal Year 2024:
•Sales were $4.30 billion, down 5 percent in US dollars and 6 percent in constant currency, compared to the prior year.

•GAAP operating income was $587 million, up 28 percent compared to the prior year. Non-GAAP operating income was $699 million, up 19 percent compared to the prior year.

•GAAP earnings per share (EPS) was $3.87, up 74 percent compared to the prior year. Non-GAAP EPS was $4.25, up 32 percent compared to the prior year.

•Cash flow from operations was $1.1 billion, up 114 percent compared to the prior year. The year-ending cash balance was more than $1.5 billion. The Company returned $686 million of cash to shareholders through its annual dividend payment and share repurchases.

“We delivered a strong fourth quarter, with a return to growth and expanded gross margins,” said Hanneke Faber, Logitech chief executive officer. “Growth was broad-based across all regions and key categories."

“We start Fiscal Year 2025 with a focus on sustainable, profitable growth supported by several long-term trends that present opportunities for our business: new ways of working, gaming, and transformational AI. Our new, ambitious mission of extending human potential in work and play expands our addressable market and our innovation opportunities. We’re excited for the journey to come.”

Outlook
Logitech announced its full-year outlook for Fiscal Year 2025:

Sales	$4.3 - $4.4 billion
Sales growth (in US dollars, year over year)	0% - 2%
Non-GAAP operating income	$685 - $715 million
Non-GAAP op. inc. growth / (decline) (year over year)	(2)% - 2%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q4 and the full Fiscal Year 2024 on Tuesday, April 30, 2024 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. This will also be an opportunity to hear strategic insights from Logitech chief executive officer, Hanneke Faber, on her first 100 days.

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q4 Fiscal Year 2024 Shareholder Letter are also available there.

CFO Search and Annual Investor Day
Last month, Logitech announced that Charles ‘Chuck’ Boynton, chief financial officer (CFO), will be departing the Company to pursue another career opportunity. Boynton will remain with the Company as CFO through mid-May to ensure a seamless transition for the end of the 2024 fiscal year. His successor will be named at a later date.

Logitech plans to hold its Annual Investor Day (AID) later this year.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization and impairment of intangible assets, acquisition-related costs and change in fair value of contingent consideration for business acquisition, restructuring charges, net, loss on investments, pension curtailment gains, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the full Fiscal Year 2025 non-GAAP operating income outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. As the point of connection between people and the digital world, our purpose is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months and fiscal year ended March 31, 2024, Fiscal Year 2025 outlook for sales and non-GAAP operating income, strategic priorities, trends in our business, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense reduction efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2024	2023	2024	2023

Net sales	$1,011,487	$960,077	$4,298,467	$4,538,818
Cost of goods sold	572,051	612,703	2,509,418	2,806,438
Amortization of intangible assets	2,459	3,510	11,028	12,865
Gross profit	436,977	343,864	1,778,021	1,719,515

Operating expenses:
Marketing and selling	185,594	181,060	730,310	809,182
Research and development	75,421	70,630	287,243	280,796
General and administrative	38,510	32,437	155,056	124,652
Amortization of intangible assets and acquisition-related costs	2,655	2,791	10,934	11,843
Impairment of intangible assets	3,526	—	3,526	—
Change in fair value of contingent consideration for business acquisition	(250)	—	(250)	—
Restructuring charges, net	1,304	18,102	3,866	34,573
Total operating expenses	306,760	305,020	1,190,685	1,261,046

Operating income	130,217	38,844	587,336	458,469
Interest income	16,128	8,758	50,636	18,331
Other income (expense), net	(2,549)	5,089	(16,376)	(13,278)
Income before income taxes	143,796	52,691	621,596	463,522
Provision for (benefit from) income taxes	(23,819)	11,196	9,453	98,947
Net income	$167,615	$41,495	$612,143	$364,575

Net income per share:
Basic	$1.09	$0.26	$3.90	$2.25
Diluted	$1.07	$0.26	$3.87	$2.23

Weighted average shares used to compute net income per share:
Basic	154,452	160,073	156,776	162,302
Diluted	156,204	161,524	158,171	163,704

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2024	2023

Current assets:
Cash and cash equivalents	$1,520,842	$1,149,023
Accounts receivable, net	541,715	630,382
Inventories	422,513	682,893
Other current assets	146,270	142,876
Total current assets	2,631,340	2,605,174

Non-current assets:
Property, plant and equipment, net	116,589	121,503
Goodwill	461,978	454,610
Other intangible assets, net	44,603	63,173
Other assets	350,194	316,293
Total assets	$3,604,704	$3,560,753

Current liabilities:
Accounts payable	$448,627	$406,968
Accrued and other current liabilities	637,262	643,139
Total current liabilities	1,085,889	1,050,107

Non-current liabilities:
Income taxes payable	112,572	106,391
Other non-current liabilities	172,590	146,695
Total liabilities	1,371,051	1,303,193

Shareholders' equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares —173,106 at March 31, 2024 and 2023
Additional shares that may be issued out of conditional capital — 50,000 at March 31, 2024 and 2023
Additional shares that may be issued out of authorized capital — 17,311 at March 31, 2024 and 2023
Additional paid-in capital	63,524	127,380
Shares in treasury, at cost — 19,243 and 13,763 shares at March 31, 2024 and 2023, respectively	(1,351,336)	(977,266)
Retained earnings	3,602,519	3,177,575
Accumulated other comprehensive loss	(111,202)	(100,277)
Total shareholders' equity	2,233,653	2,257,560
Total liabilities and shareholders' equity	$3,604,704	$3,560,753

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2024	2023	2024	2023

Cash flows from operating activities:
Net income	$167,615	$41,495	$612,143	$364,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,191	19,611	63,065	76,309
Amortization of intangible assets	5,098	6,234	21,681	24,407
Impairment of intangible assets	3,526	—	3,526	—
Loss on investments	2,461	1,008	14,674	14,073
Share-based compensation expense	18,697	19,042	82,889	70,782
Deferred income taxes	(32,909)	6,486	(42,424)	30,714
Change in fair value of contingent consideration for business acquisition	(250)	—	(250)	—
Pension curtailment gains	—	(4,225)	—	(4,225)
Other	43	(406)	379	1,005
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	138,305	174,732	91,519	51,185
Inventories	21,827	121,000	259,796	247,309
Other assets	7,062	(15,284)	10,760	5,634
Accounts payable	(81,047)	(84,203)	39,336	(219,051)
Accrued and other liabilities	(25,514)	(68,647)	(11,978)	(128,707)
Net cash provided by operating activities	239,105	216,843	1,145,116	534,010
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,312)	(23,231)	(55,897)	(92,353)
Investment in privately held companies	(211)	(1,731)	(617)	(4,357)
Acquisitions, net of cash acquired	(286)	—	(14,424)	(8,527)
Purchases of deferred compensation investments	(3,678)	(1,516)	(11,571)	(6,702)
Proceeds from sales of deferred compensation investments	3,981	1,459	12,174	6,209
Net cash used in investing activities	(10,506)	(25,019)	(70,335)	(105,730)
Cash flows from financing activities:
Payment of cash dividends	—	—	(182,305)	(158,680)
Payment of contingent consideration for business acquisition	—	—	(5,002)	(5,954)
Purchases of registered shares	(127,428)	(90,615)	(504,203)	(418,346)
Proceeds from exercises of stock options and purchase rights	16,878	12,726	32,197	28,790
Tax withholdings related to net share settlements of restricted stock units	(1,148)	(429)	(29,744)	(29,163)
Other financing activities	—	—	(1,116)	—
Net cash used in financing activities	(111,698)	(78,318)	(690,173)	(583,353)
Effect of exchange rate changes on cash and cash equivalents	(8,709)	(614)	(12,789)	(24,620)
Net increase (decrease) in cash and cash equivalents	108,192	112,892	371,819	(179,693)
Cash and cash equivalents at beginning of the period	1,412,650	1,036,131	1,149,023	1,328,716
Cash and cash equivalents at end of the period	$1,520,842	$1,149,023	$1,520,842	$1,149,023

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
NET SALES	2024	2023 (1)	Change	2024	2023 (1)	Change

Net sales by product category:
Gaming (2)	$273,487	$256,437	7%	$1,231,063	$1,288,313	(4)%
Keyboards & Combos	216,240	187,800	15	821,441	836,432	(2)
Pointing Devices	170,677	160,768	6	742,987	728,357	2
Video Collaboration	148,104	143,576	3	609,361	677,923	(10)
Webcams	75,952	73,156	4	325,225	378,688	(14)
Tablet Accessories	55,808	68,429	(18)	254,060	254,374	—
Headsets	45,455	39,147	16	168,478	176,576	(5)
Other (3)	25,764	30,764	(16)	145,852	198,155	(26)
Total Net Sales	$1,011,487	$960,077	5%	$4,298,467	$4,538,818	(5)%

(1) The Company has reclassified certain prior period amounts to conform to the current period presentation.
(2) Gaming includes streaming services revenue generated by Streamlabs.
(3) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2024	2023	2024	2023

Gross profit - GAAP	$436,977	$343,864	$1,778,021	$1,719,515
Share-based compensation expense	1,938	1,407	8,004	5,635
Amortization of intangible assets	2,459	3,510	11,028	12,865
Gross profit - Non-GAAP	$441,374	$348,781	$1,797,053	$1,738,015

Gross margin - GAAP	43.2%	35.8%	41.4%	37.9%
Gross margin - Non-GAAP	43.6%	36.3%	41.8%	38.3%

Operating expenses - GAAP	$306,760	$305,020	$1,190,685	$1,261,046
Less: Share-based compensation expense	16,759	17,635	74,885	65,147
Less: Amortization of intangible assets and acquisition-related costs	2,655	2,791	10,934	11,843
Less: Impairment of intangible assets	3,526	—	3,526	—
Less: Change in fair value of contingent consideration for business acquisition	(250)	—	(250)	—
Less: Restructuring charges, net	1,304	18,102	3,866	34,573
Operating expenses - Non-GAAP	$282,766	$266,492	$1,097,724	$1,149,483

% of net sales - GAAP	30.3%	31.8%	27.7%	27.8%
% of net sales - Non-GAAP	28.0%	27.8%	25.5%	25.3%

Operating income - GAAP	$130,217	$38,844	$587,336	$458,469
Share-based compensation expense	18,697	19,042	82,889	70,782
Amortization of intangible assets and acquisition-related costs	5,114	6,301	21,962	24,708
Impairment of intangible assets	3,526	—	3,526	—
Change in fair value of contingent consideration for business acquisition	(250)	—	(250)	—
Restructuring charges, net	1,304	18,102	3,866	34,573
Operating income - Non-GAAP	$158,608	$82,289	$699,329	$588,532

% of net sales - GAAP	12.9%	4.0%	13.7%	10.1%
% of net sales - Non-GAAP	15.7%	8.6%	16.3%	13.0%

Net income - GAAP	$167,615	$41,495	$612,143	$364,575
Share-based compensation expense	18,697	19,042	82,889	70,782
Amortization of intangible assets and acquisition-related costs	5,114	6,301	21,962	24,708
Impairment of intangible assets	3,526	—	3,526	—
Change in fair value of contingent consideration for business acquisition	(250)	—	(250)	—
Restructuring charges, net	1,304	18,102	3,866	34,573
Loss on investments	2,461	1,008	14,674	14,073
Pension curtailment gains	—	(4,225)	—	(4,225)
Non-GAAP income tax adjustment	(44,039)	(1,167)	(66,073)	22,129
Net income - Non-GAAP	$154,428	$80,556	$672,737	$526,615

Net income per share:
Diluted - GAAP	$1.07	$0.26	$3.87	$2.23
Diluted - Non-GAAP	$0.99	$0.50	$4.25	$3.22

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	156,204	161,524	158,171	163,704

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SHARE-BASED COMPENSATION EXPENSE	2024	2023	2024	2023

Share-based Compensation Expense
Cost of goods sold	$1,938	$1,407	$8,004	$5,635
Marketing and selling	7,157	9,467	35,780	34,707
Research and development	4,268	3,724	17,836	15,292
General and administrative	5,334	4,444	21,269	15,148
Total share-based compensation expense	18,697	19,042	82,889	70,782
Income tax benefit	(4,048)	(2,254)	(15,305)	(9,750)
Total share-based compensation expense, net of income tax benefit	$14,649	$16,788	$67,584	$61,032

*Note: These preliminary results for the three months and fiscal year ended March 31, 2024 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and fiscal year ended March 31, 2024 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Impairment of intangible assets. We may incur impairment of intangible assets expense, primarily in connection with our past business or asset acquisitions. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Pension curtailment losses (gains). Pension curtailment losses (gains) are associated with our restructuring initiatives as a result of a reduction in the number of participants in our defined benefit pension plans. We believe that providing the non-GAAP measures excluding these losses (gains), as applicable, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operating results.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items. For the fiscal year ended March 31, 2024, non-GAAP income tax adjustment includes a Swiss Tax Ruling with the canton of Vaud that provides future tax benefit for ten years and the tax benefit from a remeasurement of the tax basis of goodwill under the Swiss Federal Act on Tax Reform and AHV Financing (“TRAF”) based on an agreement reached with the Swiss Tax Authority during the fiscal year ended March 31, 2024.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.